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Exhibit 23.1

BROWN ARMSTRONG Certified Public Accountants	BROWN ARMSTRONG PAULDEN McCOWN STARBUCK & KEETER Certified Public Accountants
Main Office
4200 Truxton Ave., Suite 300
Bakersfield, California 93309
Tel 661.324.4971 Fax 661.324.4997
e-mail: barrinfo@barrcpa.com
 Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145 Fax 661.746.1218
Peter C. Brown, CPA Burton H. Armstrong, CPA, MST Andrew J. Paulden, CPA Harvey J. McCown, CPA Steven R. Starbuck, CPA Aileen K. Keeter, CPA	September 10, 2004

Chris M. Thornburgh, CPA Lynn R. Krausse, CPA, MST Bradley M. Hankins, CPA Eric Xin, CPA, MBA Melinda McDaniels, CPA Sharon Jones, CPA, MST Thomas M. Young, CPA
Amanda E. Wilson, CPA Diana Branthoover, CPA Rosalva Flores, CPA Debbie A. Rapp, CPA Julie A. Auvil, CPA Connie M. Perez, CPA	We consent to the incorporation by reference in this Registration Statement of Whittier Energy Corporation, on Form SB-2, of our report dated March 5, 2004, appearing in the Annual Report on Form 10-KSB of Whittier Energy Corporation, for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.
BROWN ARMSTRONG PAULDEN McCOWN STARBUCK & KEETER ACCOUNTANCY CORPORATION
/s/ BURTON H. ARMSTRONG
By: Burton H. Armstrong

MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants

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  Exhibit 23.1